Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-117549, and Form S-8, No. 333-72269) of MTM Technologies, Inc. of our report dated November 5, 2004, with respect to the consolidated financial statements of Vector Global Services, Inc., and subsidiaries as of and for the nine months ended September 30, 2004 included in the Form 8-K of MTM Technologies, Inc. filed December 10, 2004



                                               /s/  UHY LLP
                                               ---------------------------------
                                                    UHY LLP

New York, New York
December 10, 2004